                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

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                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                Tribune Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
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Notes:

The cover page of the proxy statement for the Tribune Company 1999 annual meeting of shareholders consists of (a) the Tribune logo at the top, (b) the following text outlined in a box and appearing below the Tribune logo: "NOTICE OF 1999 ANNUAL MEETING AND PROXY STATEMENT" and (c) the following text appearing below the text in the box: "WE HAVE THE PEOPLE, BUSINESSES, GROWTH PLANS AND FINANCIAL STRENGTH TO SUCCEED IN TODAY'S MEDIA INDUSTRY" spread out on three lines with three photographs representing each of Tribune Company's business units - publishing, broadcasting and entertainment and education - appearing among the three lines of text.

John W. Madigan               [TRIBUNE LOGO]       Tribune Company
Chairman, President and                            435 North Michigan Avenue
Chief Executive Officer                            Chicago, Illinois 60611-4001
312/222-3123                                       fax: 312/222-9670
                                                   e-mail: jmadigan@tribune.com
                                                   e-mail: jm435@aol.com

Dear Shareholder:

You are invited to attend the 1999 Tribune Annual Meeting of Shareholders on Tuesday, May 4, 1999 at 11 a.m., Chicago time. The meeting will be held at the Hyatt Regency Chicago, 151 East Wacker Drive, Chicago, Illinois.

As in past years, the meeting will be broadcast live via satellite. People with satellite receivers may watch the meeting by following the tuning instructions on the next page.

The two formal items of business to be considered at the meeting are described in the following pages. In addition, we will review Tribune's 1998 performance and address any questions or comments.

Regardless of your plans for attending in person, it is important that your shares be represented at the meeting. You may vote your shares via a toll-free telephone number or the Internet or you may sign, date and return the enclosed proxy card and/or voting instruction card in the envelope provided. This will enable you to vote on the business to be transacted whether or not you attend the meeting. Instructions regarding all three methods of voting are contained on the proxy card and voting instruction card.

We look forward to seeing you at the meeting.

Sincerely,

/s/ John W. Madigan

March 23, 1999

                                [TRIBUNE LOGO]

                               -----------------

                              NOTICE OF THE 1999
                        ANNUAL MEETING OF SHAREHOLDERS

                               -----------------

  The Annual Meeting of Shareholders of Tribune Company will be held at the Hyatt Regency Chicago, 151 East Wacker Drive, Chicago, Illinois at 11 a.m., Chicago time on Tuesday, May 4, 1999, for the purpose of considering and voting on the following matters:

  1. Election of four (4) directors;

  2. Ratification of the selection of PricewaterhouseCoopers LLP as independent accountants;
  and

  3. Such other matters as may properly come before the meeting.

  Only shareholders of record at the close of business on March 9, 1999 are entitled to notice of and to vote at the meeting or any adjournment thereof. An admission ticket is not required for attendance at the meeting; however, confirmation of stock ownership will be made prior to admission to the meeting. If your shares are held by a broker or a bank, please bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

  Whether or not you plan to attend the meeting in person, we urge you to vote your shares via the toll-free telephone number or the Internet or by marking, signing, dating and returning the proxy card and/or voting instruction card promptly in the enclosed postage-paid envelope. The voting instruction card relates to shares held under certain employee benefit plans. The proxy is revocable and will not affect the right of shareholders of record attending the meeting to vote in person.

                               By Order of the Board of Directors

                               CRANE H. KENNEY
                               Vice President, General Counsel
                               and Secretary

March 23, 1999

                     SATELLITE BROADCAST OF ANNUAL MEETING

 The meeting will be broadcast live via satellite. It will be distributed as follows for individuals with satellite reception:

 Telstar 5 (C Band) Transponder 7 Vertical Polarity Frequency 3840 Audio 6.2 and 6.8

                                [TRIBUNE LOGO]

                           435 North Michigan Avenue
                            Chicago, Illinois 60611

                               ----------------

                                PROXY STATEMENT

                               ----------------

  This proxy statement contains information related to the 1999 annual meeting of shareholders of Tribune Company to be held at the Hyatt Regency Chicago, 151 East Wacker Drive, Chicago, Illinois on Tuesday, May 4, 1999 at 11 a.m., Chicago time, or any adjournment thereof, for the purposes set forth in the accompanying notice. This Proxy Statement and accompanying forms of proxy and voting instructions are being mailed to shareholders on or about March 23, 1999. The Tribune Board of Directors is making this proxy solicitation.

                               ABOUT THE MEETING

What is the purpose of the annual meeting?

  At the annual meeting, shareholders will act upon matters outlined in the accompanying notice of meeting, including the election of directors and the ratification of Tribune's independent auditors. In addition, management will report on Tribune's 1998 performance and respond to questions and comments from shareholders.

Who is entitled to vote?

  Shareholders of record at the close of business on March 9, 1999
(the "Record Date") are entitled to vote at the meeting. On that date there were 119,436,839 shares of Tribune common stock, and 1,290,212 shares of Tribune preferred stock entitled to vote. With regard to all matters submitted to a vote at the meeting, each share of common stock is entitled to one vote and each share of preferred stock, voting together as a class with the common stock, is entitled to 9.16 votes.

Who can attend the meeting?

  All shareholders as of the Record Date, or their duly appointed proxies, can attend. Seating, however, is limited and attendance at the meeting will be on a first-come, first-served basis. Please note that if you hold your shares in "street name" (that is, through a broker, bank or other nominee) you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date to gain admittance to the meeting.

What constitutes a quorum?

  The presence, in person or by proxy, of the holders of a majority of the shares of Tribune common stock outstanding on March 9, 1999 will constitute a quorum to conduct business. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

  Shareholders of record can vote in person or by mail, telephone or the Internet. To vote by mail, complete, sign and date the enclosed proxy card and return it in the enclosed prepaid envelope. To vote by telephone or the Internet, follow the instructions on the proxy card. Your shares will be voted as you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director and whether your shares should be voted for or against the ratification of Tribune's independent auditors.

  You have the right to revoke your proxy at any time before the meeting by (a) delivering a written notice of revocation to Tribune's corporate secretary, (b) voting in person by ballot at the meeting, (c) returning a later-dated proxy card or (d) entering a new vote by telephone or the Internet.

  If you are a shareholder who holds shares in street name, your broker or other nominee will instruct you as to how your shares may be voted by proxy, including whether telephonic or Internet voting options are available. You will not be permitted to vote shares held in street name in person at the meeting unless you have a proxy executed in your favor by the holder of record.

How do I vote my shares in Tribune Employee Stock Plans?

  If you are a participant in the Tribune Company Employee Stock Ownership Plan (the "ESOP"), the Tribune Company Savings Incentive Plan (the "SIP") or the Tribune Company Employee Stock Purchase Plan (the "ESPP"), you are entitled to instruct the respective plan trustee or nominee how to cast the votes related to such shares. Plan participants may give instructions to the respective plan trustee or nominee by mail, telephone or the Internet. To vote by mail, complete, sign and date the enclosed voting instruction card and return it in the enclosed prepaid envelope. To vote by telephone or the Internet, follow the instructions on the voting instruction card.

  Any participant giving instructions to a plan trustee or nominee may revoke or modify such instructions prior to April 30, 1999 by written notice given to the trustee or nominee. The trustee or nominee will vote shares under these plans in accordance with instructions that are received by April 30, 1999. Shares held by the ESOP and the SIP for which no instructions are received by April 30, 1999 will be voted in the same proportion as the shares in each plan for which instructions were received. Shares related to the ESPP for which no instructions are received by April 30, 1999 will be voted in accordance with the voting instructions set forth above. ESOP shares not allocated to any participant accounts will be voted in the same proportion as the ESOP shares for which voting instructions are received.

Who will count the vote?

  First Chicago Trust Company, a Division of EquiServe, will tabulate the votes and act as inspectors of election.

What are the Board's recommendations?

  Unless you give other instructions when voting your proxy, the persons named as proxy holders on the proxy card will vote in accordance with the recommendation of the Board. The Board recommends a vote for the election of the four nominees for director and for the ratification of PricewaterhouseCoopers LLP as our independent public accountants for the 1999 fiscal year. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What vote is required to approve each matter to be voted on?

  . Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. Therefore, the nominees receiving the highest number of votes cast for the number of positions to be filled shall be elected. You do not have the right to cumulate votes in the election of directors. A properly executed proxy marked "WITHHELD" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

  . Ratification of Independent Accountants. For the ratification of our independent accountants, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to such ratification will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the same effect as a vote against such matter.

  Proxies relating to street name shares that are not voted by brokers or other nominees ("broker non-votes") on one but less than both matters will be treated as shares present for purposes of determining the presence of a quorum, but will not be treated as shares present and entitled to vote at the annual meeting as to such matter.

                                STOCK OWNERSHIP

Management Ownership

  The following table shows the beneficial ownership of Tribune stock by each director and executive officer named in the summary compensation table, and by all directors and executive officers as a group, in each case as of February 28, 1999. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.


                                               Shares of Common Stock
                                                    Beneficially      Options Exercisable Shares of Preferred Stock
                     Name                           Owned(1)(2)         within 60 days    Beneficially Owned(1)(3)
-------------------------------------------------------------------------------------------------------------------
  James C. Dowdle                                      421,281(4)           219,767                    845
-------------------------------------------------------------------------------------------------------------------
  Dennis J. FitzSimons                                 149,537               42,066                    845
-------------------------------------------------------------------------------------------------------------------
  Jack Fuller                                           98,013(4)            62,608                    753
-------------------------------------------------------------------------------------------------------------------
  Diego E. Hernandez                                     6,533                8,000                     --
-------------------------------------------------------------------------------------------------------------------
  David D. Hiller                                       77,636               17,422                    714
-------------------------------------------------------------------------------------------------------------------
  Robert E. La Blanc                                    16,072                8,000                     --
-------------------------------------------------------------------------------------------------------------------
  John W. Madigan                                      734,066(4)(5)        146,039                    845
-------------------------------------------------------------------------------------------------------------------
  Nancy Hicks Maynard                                    4,133                2,000                     --
-------------------------------------------------------------------------------------------------------------------
  Andrew J. McKenna                                     95,297                8,000                     --
-------------------------------------------------------------------------------------------------------------------
  Kristie Miller                                       370,312(5)             8,000                     --
-------------------------------------------------------------------------------------------------------------------
  James J. O'Connor                                     16,733                2,000                     --
-------------------------------------------------------------------------------------------------------------------
  Donald H. Rumsfeld                                    10,519                8,000                     --
-------------------------------------------------------------------------------------------------------------------
  Patrick G. Ryan                                        4,140                4,000                     --
-------------------------------------------------------------------------------------------------------------------
  Dudley S. Taft                                        39,533                6,000                     --
-------------------------------------------------------------------------------------------------------------------
  Arnold R. Weber                                        8,422                8,000                     --
-------------------------------------------------------------------------------------------------------------------
  Directors and Executive Officers as a group
   (22 persons)                                      2,302,913(6)           730,243(6)               7,088

--------
  (1) Each amount represents less than 1% of the class, unless otherwise indicated.
  (2) Includes shares beneficially owned under the SIP and ESOP (including common stock into which ESOP preferred stock allocated to the individual's account is convertible). The individual plan participants have the right to direct the voting of plan shares allocated to their accounts.
  (3) Represents shares allocated to participants' accounts under the ESOP.
  (4) Does not include a total of 20,364,938 shares owned by the Robert R. McCormick Tribune Foundation and 2,150,400 shares owned by the Cantigny Foundation (see "Principal Shareholders").
  (5) Includes shares of Common Stock as to which beneficial ownership is disclaimed as follows: Mr. Madigan, 41,900 shares; and Ms. Miller, 19,296 shares.
  (6) Collectively, represents approximately 2.5% of the class.

Section 16(a) Beneficial Ownership Reporting Compliance

  Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our directors and officers complied during fiscal 1998 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

Principal Shareholders
  The following table and footnotes set forth information as of February 28, 1999 with respect to each person who is known to Tribune management to be the beneficial owner of more than 5% of any class of Tribune stock:

                                             Common Stock         Preferred Stock
                                 --------------------------------------------------
                                            Number      Percent   Number   Percent
        Name and Address of Owner         of Shares     of Class of Shares of Class
-----------------------------------------------------------------------------------
  Robert R. McCormick Tribune Foundation
  Cantigny Foundation(1)                  22,515,338     18.86%        --    --
    Room 770
    435 North Michigan Avenue
    Chicago, IL 60611
-----------------------------------------------------------------------------------
  The Northern Trust Company(2)           14,507,640(3)  11.18   1,290,212   100%
    50 South LaSalle Street
    Chicago, IL 60675

--------
  (1) The investment and voting power of each of the Robert R. McCormick Tribune Foundation and the Cantigny Foundation is vested in a board of five directors, consisting of James C. Dowdle, Jack Fuller, John W. Madigan and two former officers of the Company.
  (2) On February 28, 1999, The Northern Trust Company ("Northern Trust"), as ESOP trustee, held 1,190,519 shares of Tribune common stock on behalf of the ESOP and was deemed to hold 10,321,696 shares of Tribune common stock into which the Tribune preferred stock is convertible, which shares are included in determining the percent of class owned. All ownership attributed to Northern Trust in its capacity as ESOP Trustee is shared with the participants in the ESOP.
  (3) Holdings based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 11, 1999 by Northern Trust, pursuant to which Northern Trust had sole voting power with respect to 1,664,201 shares; shared voting power with respect to 12,766,317 shares; sole dispositive power with respect to 978,487 shares; and shared dispositive power with respect to 12,250,138 shares.

Related Transactions

  Tribune Properties, Inc. and Chicago Tribune Company lease office space and together with other Tribune business units provide services to the Robert R. McCormick Tribune Foundation. During 1998, the Foundation paid $340,729 to Tribune for the leased space and services.

Employee Benefit Plan Voting Rights

  As of the Record Date, the Northern Trust Company, as trustee for the ESOP, held 1,290,212 shares of Tribune preferred stock, of which 786,559 shares were allocated to participant accounts and 1,190,519 shares of Tribune common stock, all of which were allocated to participant accounts. As of the Record Date, Vanguard Fiduciary Trust Company, as trustee of the SIP, held 1,702,030 shares of common stock. Employee participants of the ESOP and SIP have the right to instruct the trustee on how the shares allocated to their accounts are to be voted. The trust agreements direct the trustees to vote all allocated shares for which no participant instructions are received and all unallocated shares, if any, in the same proportion as votes cast on behalf of participants who completed and returned a voting instruction card or followed the telephone or Internet voting procedures described on such card.

  As of the Record Date, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as nominee of the ESPP, held 1,452,633 shares of Tribune common stock.

                           PROPOSALS TO BE VOTED UPON

ITEM 1--ELECTION OF DIRECTORS

  The Board is divided into three classes of four directors each. Directors hold office for staggered terms of three years each, so that the term of one class expires at each annual meeting. Four directors will be elected at this year's annual meeting to serve for a three-year term expiring at the 2002 annual meeting. The nominees receiving the highest numbers of votes cast for the number of positions to be filled shall be elected.

  Unless contrary instructions are given, all proxies will be voted for the election of Kristie Miller, Donald H. Rumsfeld, Patrick G. Ryan and Dudley S. Taft to hold office until the 2002 annual meeting. Each of the nominees is an incumbent director. If any of the nominees becomes unavailable for election, an event which is not now anticipated, proxies will be voted for the election of a substitute nominee as may be selected by the Board.

  Information regarding each of the nominees and the other directors continuing in office is set forth beginning on the following page.

  The Board recommends a vote FOR the election of the named nominees as Tribune directors.

ITEM 2--RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

  The Board has selected PricewaterhouseCoopers LLP to serve as the Company's independent certified public accountants for 1999. PricewaterhouseCoopers LLP is the surviving entity in a merger between Price Waterhouse LLP and Coopers & Lybrand L.L.P. which was consummated in 1998. Price Waterhouse LLP has audited and rendered its opinion on Tribune's financial statements for many years. Representatives of PricewaterhouseCoopers LLP will be present at the 1999 annual meeting and will be available to respond to appropriate questions and to make a statement if they desire to do so. Approval of this proposal requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the matter.

  The Board recommends a vote FOR ratification of the selection of PricewaterhouseCoopers LLP as Tribune's independent accountants.

                               BOARD OF DIRECTORS

  The following descriptions of the business experience of our directors include the principal positions held by them from March 1994 to the date of this proxy statement.


[Photo of James C. Dowdle]   James C. Dowdle
                             Executive Vice President of Tribune Company since
                             August 1994; President and Chief Executive
                             Officer, Tribune Broadcasting Company, a subsidiary of Tribune Company, until May 1997;
                             and President, Tribune Publishing Company, a subsidiary of Tribune Company, from August 1994 to May 1997. Class of 2000. Age: 65. Director since 1985.

[Photo of Diego E.           Diego E. Hernandez
Hernandez]                   Vice Admiral, U.S. Navy (Retired) and President,
                             Marine Technology Group, Inc., a technical consulting service, since July 1994. Consultant from July 1992 to July 1994. Class of 2000. Age:
                             64. Director since 1991.

[Photo of Robert E.          Robert E. La Blanc
La Blanc]                    President, Robert E. La Blanc Associates, Inc.,
                             consultants in information technology. Director of Salient 3 Communications, Inc.; Storage
                             Technology Corp.; The Titan Corporation; a family of Prudential mutual funds. Class of 2000. Age:
                             65. Director since 1982.

[Photo of John W. Madigan]   John W. Madigan
                             Chairman since January 1996, Chief Executive
                             Officer since May 1995 and President since May
                             1994 of Tribune Company; Executive Vice President of Tribune Company until May 1994; President of
                             Tribune Publishing Company, a subsidiary of Tribune Company, until May 1994; Publisher,
                             Chicago Tribune until May 1994. Class of 2001.
                             Age: 61. Director since 1975.

[Photo of Nancy Hicks        Nancy Hicks Maynard
Maynard]                     President, Maynard Partners Incorporated,
                             consultants in news media economics, since
                             December 1992; Chair, The Freedom Forum Media
                             Studies Center from March 1996 to September 1997;
                             Director, Economics of News Project, since
                             September 1997; Member, Global Business Network.
                             Previously served as Deputy Publisher and Co-owner, Oakland Tribune. Class of 2001. Age: 52.
                             Director since 1995.

[Photo of Andrew J. McKenna] Andrew J. McKenna
                             Chairman and Chief Executive Officer, Schwarz, an international distributor of paper packaging and related products and a printer, producer and converter. Director of Aon Corporation; Dean Foods Company; McDonald's Corporation; Skyline Corporation. Class of 2000. Age: 69. Director since 1982.

[Photo of Kristie Miller]    Kristie Miller (Nominee)
                             Author; Journalist, The Daily News-Tribune, Inc.
                             of LaSalle, Illinois. Class of 1999. Age: 54.
                             Director since 1981.

[Photo of James J. O'Connor] James J. O'Connor
                             Retired Chairman and Chief Executive Officer of Unicom Corporation, a holding company, where he served from June 1994 until March 1998, and of Commonwealth Edison Company, an electric utility, where he served from 1980 to March 1998. Director of Corning Incorporated; Everen Capital Corporation; Scotsman Industries Inc.; Smurfit-Stone Container Corporation; UAL Corporation. Class of 2001. Age: 62. Director since 1985.

[Photo of Donald H.          Donald H. Rumsfeld (Nominee)
Rumsfeld]                    Chairman and Director of Gilead Sciences, Inc., a
                             pharmaceutical company, since January 1997.
                             Previously served as a member of the U.S.
                             Congress, U.S. Ambassador to NATO, White House
                             Chief of Staff, Secretary of Defense, and Chief
                             Executive Officer of G.D. Searle & Company and
                             General Instrument Corporation. Director of ABB
                             AB; Gulfstream Aerospace Corporation; Kellogg
                             Company. Class of 1999. Age: 66. Director since
                             1992.

[Photo of Patrick G. Ryan]   Patrick G. Ryan (Nominee)
                             Chairman, President, Chief Executive Officer and
                             Director of Aon Corporation, a broad-based insurance holding company. Director of Sears, Roebuck and Co. Class of 1999. Age: 61. Director since 1997.

[Photo of Dudley S. Taft]    Dudley S. Taft (Nominee)
                             President and Director, Taft Broadcasting
                             Company, an owner and operator of television broadcasting stations. Chairman, President and
                             Chief Executive Officer of WPHL-TV, Inc., a subsidiary of the Company, until February 1996.
                             Director of CINergy Corp.; Fifth Third Bancorp;
                             The Union Central Life Insurance Company. Class of 1999. Age: 58. Director since 1996.

[Photo of Arnold R. Weber]   Arnold R. Weber
                             President-Emeritus, Northwestern University since
                             January 1999, and President, Civic Committee of the Commercial Club of Chicago since March 1995.
                             Chancellor, Northwestern University from January
                             1995 to December 1998. President, Northwestern
                             University until December 1994. Director of Aon
                             Corporation; Burlington Northern Santa Fe
                             Corporation; Deere & Company; Inland Steel
                             Industries, Inc.; PepsiCo, Inc. Class of 2001.
                             Age: 69. Director since 1989.

Meetings and Committees of the Board

  The Board held six meetings during 1998 and each director attended at least 75% of the Board meetings. Each director attended 75% or more of all committee meetings held in 1998. The Board has standing audit, governance and compensation, executive, finance and technology committees. The following table shows the membership of the various Board committees.

                             Governance and
            Name       Audit  Compensation  Executive Finance Technology
------------------------------------------------------------------------
 James C. Dowdle                               X                 X
------------------------------------------------------------------------
 Diego E. Hernandez      X                              X        X
------------------------------------------------------------------------
 Robert E. La Blanc      X                              X*       X
------------------------------------------------------------------------
 John W. Madigan                               X*                X
------------------------------------------------------------------------
 Nancy Hicks Maynard     X                              X        X
------------------------------------------------------------------------
 Andrew J. McKenna                X*           X
------------------------------------------------------------------------
 Kristie Miller                   X
------------------------------------------------------------------------
 James J. O'Connor                X
------------------------------------------------------------------------
 Donald H. Rumsfeld               X            X                 X*
------------------------------------------------------------------------
 Patrick G. Ryan                  X            X
------------------------------------------------------------------------
 Dudley S. Taft          X                              X        X
------------------------------------------------------------------------
 Arnold R. Weber         X*                    X        X

--------
*Chair

 Audit Committee

  The function of the audit committee includes making recommendations concerning the appointment of independent accountants to audit Tribune's books, meeting with representatives of management, the independent accountants and internal auditors to discuss financial reporting, accounting and internal control matters, reviewing the financial statements audited by the independent accountants and reviewing recommendations made by the independent accountants with respect to accounting methods, organization and operations and internal controls. The audit committee met three times during 1998.

 Governance and Compensation Committee

  The function of the governance and compensation committee includes reviewing the compensation for Tribune's chief executive officer and consulting with the chief executive officer with respect to the compensation of other Tribune executives. The committee also identifies and proposes Board candidates. The committee will consider nominees recommended by shareholders if submitted in accordance with procedures set forth under the caption "Shareholder Proposals For 2000 Annual Meeting." The committee also has other responsibilities relating to corporate governance, including studying Board size, composition, committee structure and committee membership. The committee met four times during 1998.

  Until February 1998, an incentive compensation subcommittee of the governance and compensation committee was responsible for administering and determining awards under Tribune's incentive compensation and other employee benefit plans. An interpretation of the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), obviated the need for the subcommittee and, accordingly, the subcommittee was disbanded in February 1998. The functions previously administered by the incentive compensation subcommittee are now administered by the governance and compensation committee, with members who are not "outside directors" as defined in the regulations promulgated under Section 162(m) of the Code abstaining from participation in matters involving Section 162(m). The subcommittee met one time during 1998.

 Executive Committee

  The executive committee exercises the authority of the Board on such matters as are delegated to it by the Board from time to time and exercises the authority of the Board between meetings. Because of the frequency of Board meetings in 1998, the executive committee did not meet and was not required to take any action in 1998.

 Finance Committee

  The function of the finance committee includes reviewing with management the capital needs of Tribune and its subsidiaries and providing consultation on major borrowings and proposed issuances of debt and equity securities. The committee met two times during 1998.

 Technology Committee

  The function of the technology committee includes reviewing with management the technology strategies and initiatives of Tribune and its subsidiaries. The committee met two times during 1998.

Director Compensation

  Directors who are not Tribune employees receive annual stock awards, stock options and meeting fees. Eligible directors each receive a basic stock award of shares of Tribune common stock on the day following each annual meeting. In addition, certain of the eligible directors who serve as a chairman of a standing Board committee receive a supplemental stock award of shares of Tribune common stock on the same date. Each eligible director also receives a $1,500 fee for each Board meeting attended and a $1,000 fee for each committee meeting attended. Tribune reimburses directors for travel expenses incurred in attending meetings.

  The basic stock awards and the supplemental stock awards are stated in dollars but paid in shares of Tribune common stock. For 1998, the basic stock awards and the supplemental stock awards were calculated by dividing $50,000 and $6,000, respectively, by the fair market value of Tribune common stock on the day of the annual meeting, which was $68.13.

  Directors may defer receipt of all or a portion of their stock awards and fees. Directors who elect to defer amounts are credited with deemed income, based on investments they select. Payment of deferred amounts together with credited income will be made over a series of years in the future.

  On the date of each annual meeting, each non-employee director is granted an option to purchase 2,000 shares of Tribune common stock at the fair market value of such shares on such date. On May 5, 1998, each non-employee director was granted an option to purchase 2,000 shares of Tribune common stock at $68.13 per share, reflecting the fair market value of Tribune common stock on such date. Each option was granted for a term of 10 years and became exercisable six months and one day after the date it was granted. In the event of a change in control of Tribune, all options become immediately exercisable. A "change in control" means (a) the acquisition, other than from Tribune, by a person, entity or group of 20% or more of the combined voting power of Tribune's outstanding voting securities, (b) a change in the composition of the Board whereby the individuals who as of April 28, 1992, constituted the Board cease to constitute at least a majority of the Board without approval of the Board, or (c) approval of a merger or reorganization of Tribune where the prior shareholders do not thereafter own more than 60% of the reorganized company. Option exercises may be paid for in cash or by delivery of Tribune common stock already owned for at least six months by the nonemployee director valued at fair market value on the date of exercise. In the event of a stock dividend or stock split, or combination or other change in the number of issued shares of Tribune common stock, a merger, consolidation, reorganization, recapitalization, sale or exchange of substantially all of Tribune's assets or dissolution of Tribune, automatic adjustments are to be made in the price, number and types of shares subject to options in order to prevent the dilution or enlargement of rights under options granted. Options are not transferable, otherwise than by will or by the laws of descent and distribution. If the director leaves the Board for any reason, the options that were then exercisable may be exercised by the earlier of (a) the tenth anniversary of the date of grant or (b) the third anniversary of the date such individual ceases to be a director.

  On March 9, 1999, the closing price of Tribune common stock was $66 11/16.

                             EXECUTIVE COMPENSATION

Governance and Compensation Committee Report on Executive Compensation

 Overview

  Tribune seeks to offer a compensation package necessary to attract and retain top-quality management employees and which reflects competitive conditions in the lines of business in which Tribune is engaged and in the geographic areas where the services are to be performed. Elements of compensation are designed to reflect the performance of Tribune and the employee.

  The 1998 compensation package paid to executive officers and other management personnel of Tribune consisted of four elements:

 .salary;

 .annual incentive bonus;

 .stock options;

 .stock awards; and

 .other benefits.

  Tribune executive officers and other management employees are eligible to receive annual incentive bonuses, stock options and stock awards pursuant to the 1997 Incentive Compensation Plan (the "Plan"). The purpose of the Plan is to provide incentives to management and other key employees to increase the value of Tribune's common stock. Shareholder Value Added, or SVA, is used to measure corporate performance because of the close association between increases in SVA and increases in the return on investment for our shareholders. SVA is defined as after-tax profit less a charge for the average capital invested. After-tax profit equals operating profit, plus equity income
(loss), amortization of intangible assets and interest income on notes receivable, less taxes. Capital equals equity plus debt and deferred liabilities.

 Salaries

  Salary levels for executive officer positions are set so as to reflect the duties and level of responsibilities inherent in the position. Comparative salaries paid by other companies, based on compensation surveys prepared by independent outside organizations, are considered in evaluating the salary level for a given position. These surveys include hundreds of companies representing a broad cross-section of American business and cover more companies than are included in the two indices used in the performance graph appearing later in this proxy statement. Each set of data used is selected because it is believed to be the best available for its intended purpose. The governance and compensation committee (the "Committee") sets salaries within the range of accepted practice but does not target a specific percentile range within the comparative groups in setting executive officers' salaries. The particular qualifications of the individual holding the position and his or her level of experience are also considered in establishing a salary level.

  Salaries of executive officers are reviewed annually and at the time of promotions. The performance and contribution of the individual to Tribune are the primary criteria influencing salary adjustments. Salary changes reflect Tribune's performance to the extent that the performance is considered in establishing the salary guidelines applicable for all salaried employees during the current year. The Committee also reviews comparative surveys of salary information for comparable positions as described in the preceding paragraph in connection with the annual salary review. The sources of the data used varies from executive to executive based on the availability of comparable information relative to each position. Salaries of all executive officers are reviewed early in the year and changes are made effective as of the end of February.

  The salary paid to John W. Madigan, Tribune's Chairman, President and Chief Executive Officer, was increased by $30,000 to $787,120 effective as of February 23, 1998. This represented an approximate 4% increase in Mr. Madigan's salary. The rate of increase was consistent with Tribune's overall merit increase guidelines based upon performance for salaried employees for 1998.

 Annual Incentive Bonus

  Tribune's annual management incentive program provides executive officers and other key employees the opportunity to earn an annual incentive bonus based on their performance and the financial performance of their business unit, group or Tribune as a whole. SVA is used as the financial performance measure for determining annual incentive bonuses. In February 1998, a subcommittee of the Committee (the "Subcommittee") established the 1998 minimum and maximum SVA goals for Tribune and each business group. The Subcommittee also established target bonus levels, stated as a percentage of year-end salary, for each executive officer, based on his or her level of responsibility.

  Individual bonuses for executive officers other than Mr. Madigan and Mr. Dowdle are awarded from a pool established by multiplying the target bonuses for all participants within a specific business unit or group by the respective level of performance toward the established SVA goals. In February 1998, the Subcommittee established an award scale, with 40% of the target bonus pool earned if the minimum SVA goal was achieved and up to 200% of the target bonus pool earned if the maximum SVA goal was achieved. Bonus awards from the available pool are allocated to eligible executives at the discretion of the business unit leader, subject to the approval of the president of the business group and Mr. Madigan.

  In considering bonuses for executive officers named in the summary compensation table other than Mr. Madigan, the Committee receives an assessment of the performance of each executive from Mr. Madigan and discusses the assessments with him. In assessing the performance of Mr. Madigan, the Committee meets privately with other outside directors for that purpose. Through February 1998, the Subcommittee met privately with the other outside directors for that purpose.

  The bonuses for Mr. Madigan and Mr. Dowdle were calculated based upon the Company's SVA achievement and their individual performance and achievements in 1998, subject to certain limitations imposed by the Plan related to Tribune's earnings before interest, taxes, depreciation and amortization. The Committee awarded Mr. Madigan a bonus of $900,000 for 1998, which reflects the achievement of 95% of the Company's 1998 SVA goal and the outside directors' evaluation of Mr. Madigan's individual performance and achievements in 1998.

 Stock Options

  Tribune for many years has used stock options as long-term incentives for executives. Stock options are used because they directly relate the amounts earned by the executives to the amount of appreciation realized by Tribune shareholders over comparable periods. Stock options also provide executives with the opportunity to acquire and build an ownership interest in Tribune. The Plan provides for a 10-year exercise period for stock options and gives the Committee the ability to modify the vesting schedule for stock option grants. Option grants under the Plan generally vest in equal annual installments over a period of four years from the grant date.

  The Committee considers stock option awards on an annual basis. Historically, stock option awards have been made in July. Beginning in 1999, the awards will be made in February. In determining the amount of options awarded, the Committee generally establishes a level of award based on the position held by the individual and his or her level of responsibility, both of which reflect the executive's ability to influence Tribune's long-term performance. The number of options previously awarded to and held by executives is also reviewed but is not an important factor in determining the size of the current award. The number of options actually awarded in any year may be increased or decreased from the target level based on an evaluation of the individual's performance, but the Committee does not use any particular corporate or business unit performance measures in determining the size of stock option grants to individual executive officers.

  In July 1998, the Committee awarded Mr. Madigan a nonqualified stock option to purchase 125,000 shares at the current fair market value of the stock, which was then $68.50. The award was consistent with the number of shares that had been awarded to Tribune's chief executive officer in recent years.

  To encourage stock ownership by executive officers, replacement stock options ("replacement options") are granted simultaneously with the exercise of the original stock option. Replacement options are intended to encourage an executive officer to exercise a stock option earlier than might otherwise occur, thus resulting in increased share ownership by the executive officer. Replacement options are granted when an executive officer exercises an option by surrendering (or attesting to) currently owned shares to purchase the shares subject to the option as well as to satisfy tax withholding obligations related to the exercise of the option. Replacement options are subject to the same terms and conditions as the original options, including the expiration date, except that the option price of a replacement option is the fair market value on the date of its grant rather than the option price of the original option and replacement options do not become exercisable until one year after award. The grant of replacement options does not result in an increase in the total combined number of shares and options held by an employee and, therefore, does not increase amounts paid by Tribune. As shown in the table beginning on page 16, Mr. Madigan received replacement options during 1998 based on his exercise of previously awarded options.

 Stock Awards

  The Plan also provides for performance equity program awards to be granted to certain executive officers based upon the achievement of certain intermediate-term SVA goals. Performance equity program awards are subject to such performance and other conditions as are specified by the Committee. In February 1997, Mr. Madigan was allocated 9,040 shares of Tribune common stock as his target performance equity program award. The receipt of those shares will depend on Tribune's achievement of its SVA goals for fiscal years 1997 through 1999, and no shares will be received prior to February 2000. No shares were awarded under the performance equity program in 1998.

 Other Benefits

  The executive officers participate in various health, life, disability and retirement benefit programs that are generally made available to all salaried employees. Certain programs such as the SIP and the ESPP provide employees with the opportunity to acquire Tribune common stock. In addition, the executive officers participate in the ESOP on a consistent basis with other employees. Tribune also maintains a supplemental defined contribution plan for employees who earn salaries in excess of the limit imposed by the Code, to replace a portion of the contribution lost by the imposition of such limit. The ESOP relates the amount of retirement benefits that will ultimately be received to the value of Tribune common stock. Executive officers also receive certain traditional benefits and perquisites that are customary for their positions.

 Stock Ownership Guidelines

  Effective January 1, 1996, the Committee implemented stock ownership guidelines for approximately 85 executives. The guidelines range from a high of five times annual salary in the case of Mr. Madigan to two times annual salary. Executives are expected to achieve the suggested ownership level over a five-year period in increments of 20% per year. Shares held in Tribune benefit plans are counted in satisfying the guidelines but unexercised stock options are not counted. The Committee believes that these guidelines will have the positive effect of further aligning the interests of Tribune's executives with those of its shareholders. All of the executive officers named in the summary compensation table have achieved their suggested stock ownership levels.

 Tax Deductibility of Executive Compensation

  The Code imposes a $1 million limit on the tax deduction for certain executive compensation payments. Certain compensation, including performance-based compensation meeting specified requirements, is exempt from the $1 million deduction limit established by Section 162(m) of the Code. In 1998, the Committee granted awards pursuant to the Plan that were not subject to the deduction limit. The Committee intends to continue to grant awards pursuant to the Plan that are not subject to the deduction limit to the extent that the structure of such awards is consistent with corporate performance objectives.

                                          Andrew J. McKenna, Chairman
                                          Kristie Miller
                                          James J. O'Connor
                                          Donald H. Rumsfeld
                                          Patrick G. Ryan

Summary Compensation Table

                                                                         Long-Term
                                               Annual Compensation      Compensation
                                 --------------------------------------------------------
                                                                         Securities
                                                                         Underlying     All Other
     Name and Principal Position      Year Salary(1)   Bonus     Other   Options(2)  Compensation(3)
----------------------------------------------------------------------------------------------------
  John W. Madigan                     1998 $797,065  $  900,000 $36,390   440,594        $39,761
   Chairman, President and            1997  752,080   1,100,000  32,997   525,218         46,050
   Chief Executive Officer            1996  724,231     698,880  30,400   480,274         28,220
----------------------------------------------------------------------------------------------------
  James C. Dowdle                     1998  635,577     475,000  16,176   239,727         39,761
   Executive Vice President           1997  597,673     550,000   9,900   397,482         46,050
                                      1996  573,635     350,000   6,533   390,710         28,558
----------------------------------------------------------------------------------------------------
  Dennis J. FitzSimons                1998  486,115     400,000   7,978   177,324         39,761
   President,                         1997  458,885     360,000   5,204   171,443         46,050
   Tribune Broadcasting Company       1996  441,712     300,000   9,383   102,802         28,191
----------------------------------------------------------------------------------------------------
  Jack Fuller                         1998  447,558     250,000  11,359   105,000         39,761
   President,                         1997  395,576     325,000  11,191   146,721         46,050
   Tribune Publishing Company         1996  333,269     175,000   3,037    89,288         28,223
----------------------------------------------------------------------------------------------------
  David D. Hiller                     1998  370,105     195,000   1,533    96,999         39,761
   Senior Vice President/Development  1997  349,163     255,000   3,481    39,365         46,050
                                      1996  336,250     170,000  26,431    26,138         28,206

--------
  (1) Amounts represent salary compensation for 52 weeks for all fiscal years shown.
  (2) Amounts represent new options and replacement options to purchase shares of Common Stock granted during fiscal years 1998, 1997 and 1996. New options granted in fiscal years 1998, 1997 and 1996 were as follows: Mr. Madigan, 125,000, 110,000 and 90,000, respectively; Mr. Dowdle, 70,000, 60,000 and
50,000, respectively; Mr. FitzSimons, 50,000, 45,000 and 36,000, respectively; Mr. Fuller, 40,000, 35,000 and 22,000, respectively; and Mr. Hiller, 30,000, 25,000 and 18,000, respectively.
  (3) The amounts reported in this column for fiscal year 1998 include $24,324 and $13,837 allocated to each of the named executive officers under the ESOP and the supplemental defined contribution plan, respectively, and matching contributions of $1,600 credited to each of the named executive officers under the SIP.

Option Grants in Last Fiscal Year

  The following table presents information as to stock options granted during the fiscal year ended December 27, 1998. The grant of a replacement option upon the exercise of an existing option is intended to promote increased employee share ownership by encouraging the early exercise of existing options. The grant of a replacement option (as described on page 13) does not result in an increase in the total combined number of shares and options held by an employee and, therefore, does not increase amounts paid by Tribune.

                                                       Individual Grants
                 ---------------------------------------------------------------------------------------
                                             % of Total
                             Number of        Options
                            Securities       Granted to
                        Underlying Options  Employees in Exercise Price                    Grant Date
          Name              Granted(1)      Fiscal Year    Per Share    Expiration Date Present Value(2)
--------------------------------------------------------------------------------------------------------
  John W. Madigan         New Grant 125,000     3.04%        $68.50        07/28/08        $2,311,125
                        Replacement Options
                                     19,633     0.48          67.19        08/31/00           210,106
                                     24,800     0.60          68.06        08/25/99           203,318
                                     26,356     0.64          68.06        08/30/01           285,728
                                     53,953     1.31          68.06        12/19/00           584,910
                                      4,620     0.11          68.06        02/07/03            50,086
                                     65,048     1.58          69.00        08/30/06           714,904
                                     67,709     1.65          69.00        08/25/05           744,149
                                     29,558     0.72          69.00        08/26/04           324,855
                                     23,917     0.58          69.00        07/29/07           262,857
--------------------------------------------------------------------------------------------------------
  James C. Dowdle          New Grant 70,000     1.70          68.50        07/28/08         1,294,230
                        Replacement Options
                                     25,477     0.62          68.00        08/28/02           275,944
                                     24,800     0.60          68.06        08/25/99           203,318
                                     40,636     0.99          69.00        08/25/05           446,606
                                     29,631     0.72          69.00        08/26/04           325,657
                                     36,137     0.88          69.00        08/30/06           397,160
                                     13,046     0.32          69.00        07/29/07           143,381
--------------------------------------------------------------------------------------------------------
  Dennis J. FitzSimons     New Grant 50,000     1.22          68.50        07/28/08           924,450
                        Replacement Options
                                     13,973     0.34          60.81        08/30/01           135,347
                                     12,646     0.31          60.81        08/28/02           122,493
                                      9,981     0.24          67.00        08/27/03           106,515
                                      4,954     0.12          67.00        08/31/00            52,868
                                      2,477     0.06          67.00        08/31/00            26,434
                                      2,589     0.06          67.00        08/28/02            27,629
                                      6,331     0.15          68.06        08/27/03            68,635
                                      6,170     0.15          68.06        08/25/99            50,584
                                      4,777     0.12          68.06        08/31/00            51,788
                                     18,959     0.46          69.00        08/25/05           208,367
                                     26,018     0.63          69.00        08/30/06           285,948
                                      8,665     0.21          69.00        08/25/99            67,528
                                      9,784     0.24          69.00        07/29/07           107,530

                                                  Individual Grants
                 ----------------------------------------------------------------------------------
                                        % of Total
                        Number of        Options
                       Securities       Granted to
                   Underlying Options  Employees in Exercise Price                    Grant Date
       Name            Granted(1)      Fiscal Year    Per Share    Expiration Date Present Value(2)
---------------------------------------------------------------------------------------------------
  Jack Fuller         New Grant 40,000     0.97%        $68.50        07/28/08         $739,560
                   Replacement Options
                                 1,032     0.03          67.13        08/26/04           11,034
                                 5,676     0.14          67.13        08/31/00           60,686
                                 8,698     0.21          67.13        08/28/02           92,996
                                 3,712     0.09          67.13        08/27/03           39,688
                                12,458     0.30          67.13        08/25/99          100,255
                                 9,915     0.24          67.13        08/31/00          106,008
                                 7,610     0.19          69.00        07/29/07           83,637
                                15,899     0.39          69.00        08/30/06          174,736
---------------------------------------------------------------------------------------------------
  David D. Hiller     New Grant 30,000     0.73          68.50        07/28/08          554,670
                   Replacement Options
                                 1,887     0.05          60.81        08/31/00           18,278
                                 6,911     0.17          60.81        01/13/99           46,465
                                15,535     0.38          60.81        08/25/99          136,961
                                12,887     0.31          70.13        08/27/03          143,943
                                 8,487     0.21          70.13        08/26/04           94,796
                                 7,852     0.19          70.13        08/31/00           87,704
                                 6,199     0.15          70.13        08/30/01           69,240
                                 6,050     0.15          70.13        08/28/02           67,576
                                 1,191     0.03          71.94        08/25/99            9,828

--------
  (1) Includes both new options and replacement options to purchase Tribune common stock granted under the 1997 Incentive Compensation Plan and preceding plans. All options permit the optionee to pay the exercise price with Tribune common stock owned for six months and to pay withholding tax with shares acquired on exercise. Tribune has a policy to award replacement options to executives who exercise options in this manner at a time when the closing stock price as reported on the New York Stock Exchange Composite Transactions list is at least 25% above the exercise price. New options are generally exercisable in four equal annual installments after award and replacement options are exercisable one year after award but, in either case, immediately upon a change in control. Replacement options are awarded upon exercise of a nonqualified option with payment made with previously owned Tribune common stock. The replacement option has a term equal to the remaining term of the option exercised and is conditioned on the individual retaining ownership of the shares acquired on exercise of the option giving rise to the replacement award.
  (2) Values calculated using the Black-Scholes option pricing model applied as of the grant date. The weighted-average assumptions used to calculate these values for the new grants and the replacement options, respectively, are as follows: risk-free interest rates of 5.6% and 5.5%; expected dividend yields of 1.5% and 1.5%; expected lives of 6 and 2 years (unless, with respect to replacement options, the actual life is less than 2 years); and expected stock price volatility of 21.4% and 23.5%. The actual values may vary significantly from these estimated values and will ultimately depend upon the excess of the stock price over the exercise price on the date the option is exercised.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

  The following table presents the aggregate option exercises and year-end option values for each of Messrs. Madigan, Dowdle, FitzSimons, Fuller and Hiller.

                                                 Number of Securities      Value of Unexercised
                         Number of              Underlying Unexercised     In-the-Money Options
                          Shares                   Options at FY-End            at FY-End(1)
                        Acquired on   Value    ------------------------- -------------------------
          Name          Exercise(2)  Realized  Exercisable Unexercisable Exercisable Unexercisable
--------------------------------------------------------------------------------------------------
  John W. Madigan         386,679   $8,711,893   146,039      523,094    $1,543,463   $1,129,219
  James C. Dowdle         208,192    4,721,989   194,290      284,727     2,013,354      615,938
  Dennis J. FitzSimons    174,160    4,199,445   15,447       211,074       119,269      616,676
  Jack Fuller              87,763    2,133,088   62,608       131,250       449,995      359,297
  David D. Hiller         100,621    4,073,208   60,132       115,749     1,726,732      398,076

--------
  (1)Based on a closing stock price of $66.625 per share on December 24, 1998, the last business day of Tribune's fiscal year.
  (2)Represents aggregate number of shares underlying options exercised. The number of shares of Tribune common stock acquired upon the exercise of options in 1998 for each of the above officers was offset by the number of existing or newly acquired shares of Tribune common stock the officer used to pay the exercise price and/or the applicable withholding tax. The net number of shares of Tribune common stock actually acquired by each of the above officers as a result of option exercises in 1998 was as follows: Mr. Madigan, 71,085 shares; Mr. Dowdle, 38,465 shares; Mr. FitzSimons, 35,082 shares; Mr. Fuller, 16,175 shares; and Mr. Hiller, 33,622 shares.

Pension Plan Information

  The executive officers named in the summary compensation table participate in the Tribune Company Pension Plan (the "Pension Plan") and the Tribune Company Supplemental Benefit Plan (the "Supplemental Plan"). Until December 31, 1998, the annual pension benefit under the plans, taken together, was in general determined by a participant's credited years of service multiplied by a percentage of the participant's final average compensation (compensation during the final five years of employment). For the executive officers named in the summary compensation table, the sum of amounts listed in the "Salary" column of the summary compensation table was, until December 31, 1998, used as compensation in the calculation of annual pension benefits. The Code places certain limitations on the amount of pension benefits that may be paid under qualified plans. Any benefits payable in excess of those limitations will be paid under the Supplemental Plan. The plans were amended in 1989 and the estimated benefits the executive officers named in the summary compensation table may receive depend on which Tribune entity employed the individual prior to the amendments.

  Until December 31, 1998, benefits were based on final five-year average salary (see "Salary" column in the summary compensation table that appears on page 15) and years of credited service up to a maximum of 35 years. The pension benefits are not subject to any deduction for social security or other offset amounts. Such amounts are estimated on the assumption that the participant will commence receiving benefits when he reaches age 65 and that he will receive his pension in the form of a life annuity with no surviving benefits. The Pension Plan and the Supplemental Plan were frozen at December 31, 1998 so that participants' service and compensation after that date will not be counted in computing benefits. The executive officers named in the summary compensation table will be entitled to receive under the Pension Plan and the Supplemental Plan annual benefits upon retirement at age 65 as follows: Mr. Madigan, $226,658; Mr. Dowdle, $161,907; Mr. FitzSimons, $108,041; Mr. Fuller, $113,587;
and Mr. Hiller, $53,747. Because the Pension Plan and the Supplemental Plan were frozen, the benefits payable upon retirement to the named executive officers will not vary based on final compensation or additional years of service.

Severance Arrangements

  Tribune maintains a Transitional Compensation Plan For Executive Employees, which provides termination benefits to key executives of Tribune and its subsidiaries who are actually or constructively terminated, without cause, within 36 months following a change in control. A "change in control" means (a) the acquisition, other than from Tribune, by a person, entity or group of 20% or more of the combined voting power of Tribune's outstanding voting securities, (b) a change in the composition of the Board whereby the individuals who as of December 7, 1998 constituted the Board cease to constitute at least a majority of the Board without approval of the Board, or
(c) approval of a merger or reorganization of Tribune where the prior shareholders do not thereafter own more than 60% of the reorganized company. "Constructively terminated" means a reduction in the individual's compensation or benefits or a change in the city in which he or she is required to work. Certain participants including Messrs. Madigan, Dowdle, FitzSimons, Fuller and Hiller may elect to terminate their employment during the thirteenth month following a change in control and qualify to receive the benefits under the plan. In the case of executive officers, benefits include (a) payment in cash equal to three times (in certain cases two times) the highest annual rate of base salary in effect within three years of the date of the individual's termination plus three times (in certain cases two times) the individual's average annual bonus paid over the prior three years; (b) outplacement services and (c) continuation of life, health and disability insurance. In addition, the plan provides that Tribune will reimburse the executive for any excise tax that results from payments upon termination being treated as excess parachute payments under federal income tax law. Each of the executive officers named in the summary compensation table is covered by the plan.

  All stock options granted to executives become immediately vested and exercisable upon a change in control of Tribune as defined in the applicable plan and in grant agreements evidencing awards. The definitions of change in control are essentially the same as described in the preceding paragraph.

Compensation Committee Interlocks and Insider Participation

  Andrew J. McKenna, Kristie Miller, James J. O'Connor, Donald H. Rumsfeld and Patrick G. Ryan served as members of the governance and compensation committee during all of 1998.

  Mr. McKenna, chairman of the governance and compensation committee, served as an officer of Chicago National League Ball Club, Inc., a Tribune subsidiary, from August 1981 to December 1984. Subsequent to 1984, Mr. McKenna's sole position with Tribune has been that of an outside director.

  Aon Corporation and its subsidiaries received brokerage commissions and fees in 1998 of approximately $645,000 for obtaining certain insurance for Tribune and its subsidiaries. Mr. Ryan is Chairman, President and Chief Executive Officer of Aon Corporation.

Performance Graph

  The following graph compares the five-year cumulative return on Tribune's common stock to the Standard and Poor's 500 Stock Index and to the Standard and Poor's Newspaper Publishing Group Index. Tribune is included in both of these indices.

                       [PERFORMANCE GRAPH APPEARS HERE]

                               1993    1994   1995    1996    1997    1998
  --------------------------------------------------------------------------
    Tribune Company           $100.00 $92.79 $105.51 $138.39 $221.26 $237.14
  --------------------------------------------------------------------------
    S&P Newspaper Publishing
     Group                     100.00  92.42  116.30  144.12  226.20  231.23
  --------------------------------------------------------------------------
    S&P 500                    100.00 101.36  139.31  171.21  228.26  293.36


Based on $100 invested on December 31, 1993 in Tribune common stock, the Standard and Poor's Newspaper Publishing Group Index and the Standard and Poor's 500 Stock Index. Total return assumes reinvestment of dividends quarterly.

                 SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

  Shareholders may submit proposals appropriate for shareholder action at Tribune's annual meetings consistent with regulations of the Securities and Exchange Commission. Under SEC rules, proposals to be considered for inclusion in the proxy statement for the 2000 annual meeting must be received by Tribune no later than November 24, 1999. Tribune's by-laws set forth additional requirements and procedures regarding the submission by shareholders of matters for consideration at the annual meeting, including a requirement that such proposals be given to the secretary not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting. Accordingly a shareholder proposal intended to be considered at the 2000 annual meeting must be received by the secretary after the close of business on January 5, 2000 and on or prior to the close of business on February 4, 2000. Proposals should be directed to Tribune Company, 435 North Michigan Avenue, Chicago, Illinois 60611, Attention: Vice President, General Counsel and Secretary.

  The by-laws provide that notice of proposed shareholder nominations for election of directors must be given to the secretary not less than 90 days nor more than 120 days prior to the meeting at which directors are to be elected. Such notice must contain certain information about each proposed nominee, including age, business and residence addresses, principal occupation, the number of shares of Tribune common stock beneficially owned by him or her and such other information as would be required to be included in a proxy statement soliciting proxies for the election of such proposed nominee, and a signed consent of the nominee to serve as a director of Tribune if elected. Provision is also made for substitution of nominees by the nominating shareholder in the event that a designated nominee is unable to stand for election at the meeting. If the chairman of the meeting of shareholders determines that a nomination was not made in accordance with the foregoing procedures, such nomination is void. The advance notice requirement affords the governance and compensation committee of the Board the opportunity to consider the qualifications of all proposed nominees and, to the extent deemed necessary or desirable by the Board, inform shareholders about such qualifications.

                                 OTHER MATTERS

  As of the date of this proxy statement, the Board does not know if any matters will be presented to the meeting other than those described herein. If other matters properly come before the meeting, the persons named in the accompanying proxy will have discretion to vote on such matters in accordance with their best judgment.

  Tribune will pay all expenses incurred in connection with the solicitation of proxies. Following the initial solicitation of proxies by mail, Tribune directors, officers and regular employees may solicit proxies in person or by telephone, but without extra compensation. In addition, we have retained Kissel-Blake, a Division of Shareholder Communications Corporation, to assist in the solicitation of proxies at an estimated cost to us of approximately $12,000 plus out-of-pocket expenses. Such solicitation may be made by mail, telephone or in person. We will, upon request, reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose account they hold Tribune stock.

  Tribune's 1998 Annual Report is enclosed, but the report is not incorporated in this proxy statement and is not part of the proxy soliciting material. A copy of Tribune's Annual Report on Form 10-K for the fiscal year ended December 27, 1998 filed with the Securities and Exchange Commission, without exhibits, will be provided without charge to any shareholder submitting a request therefor to the Corporate Relations Department, Tribune Company, 6th Floor, 435 North Michigan Avenue, Chicago, Illinois 60611, or telephone 800/757-1694.

                                          By Order of the Board of Directors

                                          Crane H. Kenney
                                          Vice President, General Counsel and
                                          Secretary

Dated: March 23, 1999

P R O X Y

TRIBUNE COMPANY                                                       PROXY CARD
--------------------------------------------------------------------------------
        Proxy For Annual Meeting of Shareholders to be Held May 4, 1999

James C. Dowdle and John W. Madigan, or either of them, are designated as proxies to vote all the shares of Common Stock of Tribune Company which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on May 4, 1999, or at any adjournment thereof, as specified on the reverse side of this card with respect to:

1. the election of directors--the nominees are Kristie Miller, Donald H. Rumsfeld, Patrick G. Ryan and Dudley S. Taft to serve until the 2002 Annual Meeting (to withhold authority to vote for any individual nominee, write his or her name in the space provided on the reverse side of this card);

2. ratification of the selection of PricewaterhouseCoopers LLP as independent accountants; and

3. with discretionary power in the transaction of such other business as may properly come before the meeting.

To vote by telephone or Internet, please see the reverse side of this card. To vote by mail, please complete, sign and date this card on the reverse side and mail promptly in the enclosed envelope. Tribune's directors recommend a vote FOR the election of the nominees listed and FOR proposal 2. The proxies shall vote as specified, but if no choice is specified, the proxies shall vote in accordance with the recommendations of Tribune's directors.


                           . FOLD AND DETACH HERE .



[TRIBUNE LOGO]

           PLEASE RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE

                                                                            3074
[X] Please mark your votes as in this example.

This proxy is solicited on behalf of the Board of Directors.
--------------------------------------------------------------------------------
        The Board of Directors recommends a vote FOR proposals 1 and 2.
--------------------------------------------------------------------------------

1. Election of directors.
      (see reverse)

   FOR  WITHHELD
   [_]    [_]

01 Kristie Miller       03 Patrick G. Ryan
02 Donald H. Rumsfeld   04 Dudley S. Taft

For, except vote withheld from the following nominee(s):

--------------------------------------------------------------------------------

2. Ratification of independent accountants.

   FOR  AGAINST  ABSTAIN
   [_]    [_]      [_]

3. With discretionary power in the transaction of such other business as may properly come before the meeting.


 Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian etc., please give full title.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 SIGNATURE(S)                                                 DATE

                           . FOLD AND DETACH HERE .



                  Tribune Offers Telephone or Internet Voting
                         24 hours a day, 7 days a week

     On a touch-tone phone call toll-free 1-800-652-8683 and you will hear these instructions:


     > Enter the last four digits of your social security number; and

     > Enter the control number from the box just below the perforation on the proxy card.

     > You will then have two options:

        OPTION 1: to vote as the Board of Directors recommends on both proposals; or

        OPTION 2: to vote on each proposal separately.

     > Your vote will be repeated to you and you will be asked to confirm it.

      Log on to the Internet and type: http://www.vote-by-net.com

     > Have your proxy card ready and follow the simple instructions.

     Your electronic vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

         If you choose to vote by telephone or Internet, there is no need for you to return your proxy card.

                      THANK YOU FOR VOTING!

Tribune Company                                          VOTING INSTRUCTION CARD
--------------------------------------------------------------------------------
For Annual Meeting of Shareholders to be Held May 4, 1999

The Northern Trust Company, as Trustee for the Tribune Company Employee Stock Ownership Plan, Vanguard Fiduciary Trust Company, as Trustee for the Tribune Company Savings Incentive Plan, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as nominee under the Tribune Company Employee Stock Purchase Plan, are instructed to vote the Tribune Company Common Stock and Preferred Stock allocated and held in my respective plan accounts at the Annual Meeting of Shareholders to be held on May 4, 1999, or at any adjournment thereof, as specified on the reverse side of this card with respect to:

1. the election of directors--the nominees are Kristie Miller, Donald H. Rumsfeld, Patrick G. Ryan and Dudley S. Taft to serve until the 2002 Annual Meeting (to withhold authority to vote for any individual nominee, write his or her name in the space provided on the reverse side of this card);

2. ratification of the selection of PricewaterhouseCoopers LLP as independent accountants; and

3. with discretionary power in the transaction of such other business as may properly come before the meeting.

To vote by telephone or Internet, please see the reverse side of this card. To vote by mail, please complete, sign and date this card on the reverse side and mail promptly in the enclosed envelope. Tribune's directors recommend a vote FOR the election of the nominees listed and FOR proposal 2. The trustees and nominee shall vote as specified, but if you return this card and no choice is specified you will be deemed to have instructed the trustees and nominee to vote in accordance with the recommendations of the Board of Directors.



                           . FOLD AND DETACH HERE .



[TRIBUNE LOGO]

Dear Benefit Plan Participant:

  You own Tribune stock as a participant in the Employee Stock Ownership Plan, Savings Incentive Plan and/or Employee Stock Purchase Plan. One of the privileges of stock ownership is the right to vote at the annual meeting. This year you may vote on the election of directors and the appointment of independent accountants. These matters are described in detail in the notice of annual meeting and proxy statement that is a part of this mailing.

  You may indicate your vote by completing the perforated voting instruction card that appears directly above and returning it to First Chicago Trust, a Division of EquiServe, in the enclosed envelope. Alternatively, you may follow the telephonic or Internet voting procedures set forth on the reverse side hereof. Employee involvement is one of Tribune's values, so I encourage you to participate in this important process. Your vote is confidential and will be seen only by First Chicago Trust, a Division of EquiServe, as tabulating agent for the plan trustees and administrator.

                                       Sincerely,

                                       /s/ John W. Madigan

                                                                            5745
[X] Please mark your votes as in this example.

This voting instruction card is solicited on behalf of the Board of Directors.
--------------------------------------------------------------------------------
        The Board of Directors recommends a vote FOR proposals 1 and 2.
--------------------------------------------------------------------------------

1. Election of directors.
      (see reverse)

   FOR  WITHHELD
   [_]    [_]

   01 Kristie Miller      03 Patrick G. Ryan
   02 Donald H. Rumsfeld  04 Dudley S. Taft

For, except vote withheld from the following nominee(s):

--------------------------------------------------------------------------------

2. Ratification of independent accountants.

   FOR  AGAINST  ABSTAIN
   [_]    [_]      [_]

3. With discretionary power in the transaction of such other business as may properly come before the meeting.


 Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian etc., please give full title.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 SIGNATURE(S)                                                  DATE

                           . FOLD AND DETACH HERE .



                  Tribune Offers Telephone or Internet Voting
                         24 hours a day, 7 days a week

     On a touch-tone phone call toll-free 1-800-652-8683 and you will hear these instructions:


     > Enter the last four digits of your social security number; and

     > Enter the control number from the box just below the perforation on the voting instruction card.

     > You will then have two options:

        OPTION 1: to instruct the respective plan trustee or nominee to vote as the Board of Directors recommends on both proposals; or

        OPTION 2: to instruct the respective plan trustee or nominee to vote on each proposal separately.

     > Your instructions will be repeated to you and you will be asked to confirm them.

      Log on to the Internet and type: http://www.vote-by-net.com


     > Have your proxy card ready and follow the simple instructions.

     Your electronic vote authorizes the named trustees and nominee to vote the shares allocated and held in your respective plan account or accounts to the same extent as if you marked, signed, dated and returned the voting instruction card.

         If you choose to vote by telephone or Internet,
          there is no need for you to return your voting
                        instruction card.

                      THANK YOU FOR VOTING!